                                                                    EXHIBIT 4.24

     THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED. NO SALE OR DISPOSITION OF THIS WARRANT MAY BE MADE WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 OR RECEIPT OF A NO ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

                             MASTER GRAPHICS, INC.
                                 COMMON STOCK
                               PURCHASE WARRANT

                     ______________________________________

     THIS WARRANT to purchase shares of Common Stock, $.01 par value, of the Company (as defined below) (the "Shares") evidences that, for valuable
                                 ------
consideration, receipt of which is hereby acknowledged, GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation, (the "Purchaser"), or registered assigns,
                                           ---------
is entitled to subscribe for and purchase from MASTER GRAPHICS, INC., a Tennessee corporation (the "Company"), up to an aggregate number of Shares
                            -------
equal to the quotient of 2,200,000 divided by the IPO ( as hereinafter defined) price of the Common Stock of the Company (the "Warrant Interest"), at a price
                                                ----------------
per share equal to the IPO price of Common Stock of the Company (the "Exercise
                                                                      --------
Price"), provided, however, that in no event will the aggregate Exercise Price
-----    --------  -------
for all of the Warrant Interest covered by this Warrant exceed One Hundred Dollars ($100.00) whether as a result of any change in the par value of the Shares or other securities issued upon exercise of this Warrant, as a result of any change in the number of shares purchasable as provided in this Warrant, or otherwise; provided, further, that such limitation of the aggregate Exercise
           --------  -------
Price will have no effect whatsoever upon the amount or number of Warrant Shares for which the Warrant may be exercised.

     1.   Conditions to Exercise.  The purchase right represented by this
          ----------------------
Warrant is exercisable, in whole or in part, as to the Warrant Interest at any time after the Company files its registration statement with the Securities and Exchange Commission under the 1933 Act covering securities of the Company (an

"IPO"), and from time to time, on or before March  31, 2008.  This Warrant
----
expires and may not be exercised after the earlier to occur of (i) March 31, 2003, in the event the Company has not been involved in an IPO prior to such date or (ii) March 31, 2008.

     2.   Method of Exercise: Payment, Issuance of New Warrant.  The purchase
          ----------------------------------------------------
right represented by this Warrant may be exercised at any time, and from time to time, by the surrender of this Warrant (with the Notice of Exercise form attached hereto duly executed) at the principal office of the Company and by the payment to the Company by check in an amount equal to the Exercise Price multiplied by the number of Shares of the Warrant Interest then being purchased. In the event of any exercise of the rights represented by this Warrant, the Company shall deliver to Purchaser a certificate for the Shares or other confirmation evidencing the Warrant Interest so purchased within a reasonable time, but not later than twenty business days after exercise. This Warrant will be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Shares issuable upon such exercise is treated for all purposes as a shareholder of the Company as of the close of business on such date. Unless this Warrant has been fully exercised or has expired, a new Warrant representing the number of Shares with respect to which this Warrant has not then been exercised must also be issued to Purchaser within such reasonable time.

     3.   Interest Fully Paid; Reservation of Interest.  The Shares which may be
          --------------------------------------------
issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof provided, however the Holder of this Warrant is responsible for any income taxes payable by the Holder with respect to the issuance or exercise of this Warrant. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, the right to issue a sufficient number of Shares to provide for the exercise of the rights represented by this Warrant.

     4.   Events Effecting the Shareholder Interest.  The number and kind of
          -----------------------------------------
securities purchasable upon the exercise of this Warrant and the Exercise Price are subject to adjustment from time to time upon the happening of the events and in the manner described in this Section 4.
                                ---------

          4.1  Initial Public Offering.  If at any time the Company issues or
               ------------------------
sells any of the Shares in an underwritten initial public offering, the number of Shares purchasable upon exercise of this Warrant shall immediately and automatically be adjusted to the number calculated by dividing (i) $2,200,000 by
(ii) the per share price at which Shares are offered to the public in such initial public offering.

          4.2  Reclassification, Consolidation or Merger.  If any capital
               -----------------------------------------
reorganization or reclassification of the Shares, or consolidation or merger of the Company with another partnership, a corporation or any other entity, or the sale of all or substantially all of its assets to another entity is effected, the successor entity (if other than the Company) resulting from such consolidation or merger or the entity purchasing such assets must assume this Warrant by written instrument executed and mailed or delivered to Purchaser, and lawful and adequate provision (in form reasonably satisfactory to Purchaser) must be made whereby the holder hereof thereafter has the right to purchase and receive in lieu of the Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such equity interests or assets as may be issued or payable with respect to or in exchange for the amount of Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such reorganization, reclassification, consolidation, merger or sale not taken place. In any such case, appropriate provision must be made with respect to the rights and interests of the holder of this Warrant to assure that the provisions hereof (including without limitation provisions for adjustment of the Exercise Price and of the number of Shares purchasable and receivable upon the exercise of this Warrant) are thereafter applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.

          4.3       Antidilution.  In case the Company: (a) issues Shares as a
                    ------------
dividend or distribution on the Shares, (b) subdivides or reclassifies the outstanding Shares into a greater number of shares, or (c) combines or reclassifies its outstanding Shares into a smaller number of shares or otherwise effect a reverse split, then the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification is proportionately adjusted so that the Holder of this Warrant exercised after such date is entitled to receive the aggregate number and kind of shares which, if this Warrant had been exercised immediately prior to such time, the Holder would have owned upon such exercise and been entitled to receive upon such dividend, subdivision, combination or reclassification. Such adjustment is made successively whenever any event listed in this Section 4.3 Initial Public Offering. If at any time the Company
               ------------------------------------
issues or sells any of the Shares in an underwritten initial public offering, the number of Shares purchasable upon exercise of this Warrant shall immediately and automatically be adjusted to the number calculated by dividing (i) $2,200,000 by (ii) the per share price at which Shares are offered to the public in such initial public offering. occurs.

          4.4  Distribution of Property.  In case the Company, subsequent to the
               ------------------------
issuance hereof, distributes to any holders of Capital Stock, assets (excluding cash distributions), then upon the exercise of this Warrant, the holders of this Warrant shall be entitled to receive an amount equal to the greatest per share amount of consideration received by any holder of any class of Capital Stock times the number of shares represented by the Warrant Interest. ("Capital Stock"
                                                                  -------------
is defined as common stock or any other capital stock of the Company authorized from time to time, or any other shares, options, interests, participations, or other equivalents (however designated) of or in the Company, whether voting or nonvoting, including, without limitation, common stock, options, warrants, preferred stock, phantom stock, stock appreciation rights, convertible notes or debentures, stock purchase rights, and all agreements, instruments, documents, and securities convertible, exercisable, or exchangeable, in whole or in part, into any one or more of the foregoing.)

          4.5  Economic Dilution. If at any time the Company issues or sells any
               -----------------
of the Shares or any warrant, option, right, or similar security exercisable into, exchangeable for, or convertible to the Shares ("Share Equivalent"), other
                                                       ----------------
than shares issuable pursuant to the Amended and Restated Stock Purchase Warrant issued as of September 26, 1997 by the Company to Sirrom Capital Corporation, and those certain warrants issued on or before the date hereof by the Company to each of Walter P. McMullen, William J. and Brenda M. Blackwell, Allan R. Bartel, David Sutherland, Joseph M. Jensen, Joseph Segal, Cary Rosenthal, Wendell Burns, Robert Rymer, H. Henry Hederman, Jr., H. Henry Hederman, Jr. and Zach T. Hederman, as Trustees of the H. Henry Hederman, Jr. Trust U/A 12/31/75, Martha Dean Hederman, as Trustee of the H. Henry Hederman Grandchild Trust No. 1 U/A 12/31/87, Martha Dean Hederman, as Trustee of the H. Henry Hederman Grandchild Trust No. 2 U/A 12/31/87, Phil Phillips, Jr., Michael Harper and Lynn Harper or upon conversion by GECFS, Inc. of shares of the Company's Series A Cumulative Convertible Redeemable Preferred Stock held by it, at a per unit or share consideration (which consideration will include the price paid upon issuance plus the minimum amount of any exercise, conversion, or similar payment made upon exercise or conversion of any Share Equivalent) less than the Exercise Price or the then current fair market value per Share immediately prior to the time such Share or Share

Equivalent is issued or sold (the "Additional Securities"), then the Exercise
                                   ----------------------
Price will be reduced to the lower of the prices calculated by:

                    (i) dividing (x) an amount equal to the sum of (1) the number of the Shares outstanding on a fully diluted basis immediately prior to such issuance or sale multiplied by the then existing Exercise Price plus (2) the aggregate consideration, if any, received by the Company upon such issuance or sale, by (y) the total number of Shares outstanding immediately after such issuance or sale on a fully diluted basis; and

                    (ii) multiplying the then existing Exercise Price by a fraction, the numerator of which is (x) the sum of (1) the number of Shares outstanding on a fully diluted basis immediately prior to such issuance or sale, multiplied by the fair market value per Share immediately prior to such issuance or sale, plus (2) the aggregate consideration received by the Company upon such issuance or sale, (y) divided by the total number of Shares outstanding on a fully diluted basis immediately after such issuance or sale, and the denominator of which is the fair market value per Share immediately prior to such issuance or sale (for purposes of this subsection (ii), the date as of which the fair market value per Share will be computed will be the earlier of the date upon which the Company (aa) enters into a firm contract for the issuance of such shares, or (bb) issues such shares); and

          4.6  Other Adjustments.  In the case any event occurs as to which the
               -----------------
preceding Section 4.5 is not strictly applicable, but as to which the failure to
          -----------
make any adjustment would not fairly protect the purchase rights represented by the Warrants in accordance with the essential intent and principles of this Warrant, then, in each such case, the Purchaser may appoint an independent investment bank or firm of independent public accountants, which will give its opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established in this Warrant, necessary to preserve the purchase rights represented by this Warrant. Upon receipt of such opinion, the Company will promptly deliver a copy of such opinion to the Purchaser and will make the adjustments described in such opinion. The fees and expenses of such investment bank or independent public accountants will be borne by the Company.

          4.7  Adjustment in Number of Units.  Whenever the Exercise Price
               -----------------------------
payable upon exercise of each Warrant is adjusted pursuant to this Section 4  of
                                                                   ----------
this Warrant, the number of Shares purchasable upon exercise of each Warrant must simultaneously be adjusted by multiplying the number of Shares issuable upon exercise of each Warrant in effect on the date thereof by the Exercise Price in effect on the date thereof and dividing the product so obtained by the Exercise Price, as adjusted.

          4.8  De Minimus Adjustment.  No adjustment in the Exercise Price is
               ---------------------
required unless such adjustment would require an increase or decrease of at least One Dollar ($1.00) in the price. Any adjustments which by reason of this
Section 4.8 are not required to be made are carried forward and taken into
-----------
account in any subsequent adjustment.  All calculations under this Section 4 are
                                                                   ---------
made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

     4.9  Dilution Fee. In the event that, during the term of this Warrant, the
          ------------
Company pays any cash dividend or makes any cash distribution to any holder of any class of its Capital Stock, other than Series A 5% Cumulative Redeemable Preferred Stock, with respect to such Capital Stock, the Purchaser will be entitled to receive in respect of this Warrant a dilution fee in cash (the "Dilution Fee") on the date of payment of such dividend or distribution, which
-------------
Dilution Fee will be equal to the difference between (a) the highest amount per share paid to any class of Capital Stock times the number of shares represented by the Warrant Interest, and (b) the amount of such dividend or distribution otherwise paid to Purchaser as a result of its ownership of Capital Stock

          4.10 Retention of Accountants.  The Purchaser may retain a firm of
               ------------------------
independent accountants or investment bankers of recognized standing or an independent investment bank to make any computation required by this Section 4,
                                                                     ---------
and a certificate signed by such firm is presumptive evidence of the correctness of such adjustment.

          4.11 Applicability of Adjustments.  In the event that at any time, as
               ----------------------------
a result of an adjustment made pursuant to Section 4.3 of this Warrant, the
                                           -----------
holder this Warrant thereafter becomes entitled to receive any interest in the Company, other than Shares, thereafter the number of such other interests so receivable upon exercise of any Warrant is subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in this Section 4.
                                                        ---------

          4.12 No Change In Language of Warrant.  Irrespective of any
               --------------------------------
adjustments in the Exercise Price or the number or kind of shares or interest purchasable upon exercise of this Warrant, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares or interest as are stated in this Warrant initially issued by the Company.

          4.13 Notice of Specific Events.  In case at any time:
               -------------------------

               (a) the Company declares any distribution upon any of its Capital Stock or makes any special distribution to its shareholders;

               (b) the Company offers for subscription pro rata to its shareholders any additional equity interests or other rights;

               (c) there is a capital reorganization or reclassification of the equity of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another entity; or

               (d) there is a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, the Company shall give Purchaser (i) at least sixty days prior written notice of the date on which the books of the Company close or a record is taken for such distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least sixty days prior written notice of the date when the same will take place. Notice in accordance with the foregoing clause (i) must also specify, in the case of any distribution or subscription rights, the date on which the shareholders are entitled to exchange their Shares for other securities or other property deliverable upon Shares for other securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

          4.14 Notice of Adjustments.  Whenever the Exercise Price is adjusted
               ---------------------
pursuant to Section 4 hereof, the Company shall promptly as practicable prepare
            ---------
a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price after giving effect to such adjustment, and shall cause copies of such certificate to be delivered to Purchaser.

          4.15 Fractional Shares.  Fractional Shares will be issued in
               -----------------
connection with any subscription hereunder.

     5.   Transfers.
          ---------

          5.1  Transfer to Affiliates.  This Warrant or the Warrant Interest may
               ----------------------
be transferred in whole or in part by Purchaser to any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, company, institution, entity, party, or government (whether national, federal, state, county, city municipal, or otherwise, including, without limitation, any instrumentality, division, agency, body, or department of any of the foregoing ("Person").
                                     ------

          5.2  Transfer Provisions  Except as otherwise provided in this
               -------------------
Warrant, Shares are not transferable except (1) pursuant to an effective registration statement under the Securities Act of 1933 (the "Securities Act"),
                                                              --------------
(ii) pursuant to Rule 144 or 144A (or any successor provisions) under the Securities Act or (iii) pursuant to a transaction that is otherwise exempt from the registration requirements of the Securities Act; provided that in connection with a transfer under clause (iii) the Company may require that the transferor deliver an opinion of counsel (who may be an employee of the transferor) to the effect set forth in clause (iii). Each holder of this Warrant (a "Holder")
                                                                   ------
agrees that notwithstanding compliance with the immediately preceding sentence, such Holder will not sell, assign, transfer, or otherwise dispose of (any of the foregoing, a "Transfer") the Warrant or any Shares ("Restricted Securities"), at
              --------                               ---------------------
any time prior to a public offering unless such Transferor has first made the offer to sell as described below in this Section 5 of the Shares.
                                         ---------

          5.3  Transfer Notice  A Transferor that desires in good faith to
               ---------------
transfer any Restricted Securities (any such Person for purposes of this Section
                                                                         -------
5, the "Transferor") shall deliver a written notice of the proposed Transfer
-       ----------
(the "Transfer Notice") to the Company.  The Transfer Notice must contain a
      ---------------
description of the proposed transaction and the terms thereof, including the number and type of Restricted Securities proposed to be transferred (the "Transfer Securities"), the name of the person to whom or in whose favor the
--------------------
proposed Transfer is to be made (the "Transferee") and a description of the
                                      ----------
consideration to be received by the Transferor upon Transfer of the Transfer Securities. The Transfer Notice must be accompanied by a copy of the Transferee's bona fide written offer.

          5.4  Terms of Offer.  Concurrently with the delivery of the Transfer
               --------------
Notice, the Transferor shall deliver to the Company a written offer to sell (the "Offer to Sell") to the Company the Transfer Securities. The Offer to Sell must
 -------------
contain the same terms and conditions, and must be for the same consideration (or the fair market value thereof if other than cash) as that described in the Transfer Notice, except that if the consideration described in the Transfer Notice includes any promissory notes, the Offer to Sell must specify that such notes may be promissory notes of the Company.

          5.5  Purchase by the Company  For a period of 20 days after the Offer
               -----------------------
to Sell is delivered to the Company, the Company may, by written notice to the Transferor, accept in whole but not in part the Offer to Sell and make payment therefor within 20 days after delivering such notice.

          5.6  Election of Transferor.  If by the expiration of the 20 day
               ----------------------
period described in Section 5.5 above, the Company has not agreed to purchase
                    -----------
all of the Transfer Securities offered for sale to them by the Transferor, then the Company is not entitled to purchase any of the Transfer Securities and the Transferor may Transfer all (but not less than all) of the Transfer Securities to the Transferee named in the Transfer Notice, which Transfer must be substantially in accordance with the terms and for the consideration stated in the Transfer Notice.

     6.   Registration under the Securities Act of 1933 (the "1933 Act").
          --------------------------------------------------------------

          6.1  Piggy-Back Registration Rights.  If the Company proposes to file
               ------------------------------
a registration statement under the 1933 Act, covering securities of the Company, whether for the Company's own account or for the account of selling security holders, other than registration statement relating to an acquisition or merger or a registration statement on Form S-8 or subsequent similar form, it shall advise the holders of this Warrant or the Warrant Interest (each such person being referred to herein as a "holder") by written notice at least thirty days prior to the filing of such registration statement and will upon the request of any such holder include in any such registration statement such information as may be required to permit a public offering of the Warrant Interest. The Company is not required to include such Warrant Interest in a registration statement relating to an offering of securities if the managing underwriter has advised the Company that the inclusion of such Warrant Interest will have a material adverse effect upon the offering (in which case the amount of securities to be offered for the accounts of Holders will be reduced pro rata (according to the Shares proposed for registration) to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter). In so excluding the Warrant Interest, the Company may not treat the holders less favorably than others having piggyback registration rights. The Company shall keep such registration statement current for a period of nine months from the effective date of such registration statement or until such earlier date as all of the registered Warrant Interest has been sold. In connection with such registration, the holders will execute and deliver such customary underwriting documents as are requested by the managing underwriter as a condition to the inclusion of the Warrant Interest in the registration statement.

          6.2  [Intentionally Deleted]

          6.3  Additional Provisions Concerning Registration.  The following
               ---------------------------------------------
provisions of this Section 6.3 are also applicable to any registration statement
                   -----------
filed pursuant to Section 6.1 or 6.2 of this Warrant:
                  -----------    ---

               (a) The Company shall bear the entire cost and expense of any registration of securities initiated under Section 6 of this Warrant.
                                                ---------
     Notwithstanding the foregoing, any holder whose Warrant Interest is included in any such registration statement pursuant to this Section 6
                                                                  ---------
     shall, however, bear the fees of its own counsel and accountants and any transfer taxes or underwriting discounts or commissions applicable to the Warrant Interest sold by the holder pursuant thereto.

               (b) The Company shall indemnify and hold harmless each such holder and each underwriter, within the meaning of the 1933 Act, who may purchase from or sell for any such holder any Warrant Interest from and against any and all losses, claims, damages and liabilities (including fees and expenses of counsel, which counsel may, if the holders request, be separate from counsel for the Company) caused by any untrue statement or alleged untrue statement of material fact contained in the Registration Statement or any post-effective amendment thereto or any registration statement under the 1933 Act or any prospectus included therein required to be filed or furnished by reason of this Section 6 or any application or
                                             ---------
     other filing under any state securities law caused by any omission or alleged omissions to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to which such holder or any such underwriter or any of them may become subject under the 1933 Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise ("Act"), except insofar as such
                                              ---
     losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished to the Company by any such holder or underwriter expressly for use therein, which indemnification includes each person, if any, who controls any such underwriter within the meaning of each such Act.

               (c) The Company shall qualify the Warrant Interest for sale in such states as it is otherwise qualifying its securities for sale, or in respect of a registration pursuant to Section 6.2 of this Warrant, in such
                                           -----------
     states as are reasonably requested by the holder. However, in no event is the Company required to submit to the jurisdiction of such state other than the limited consent of service of process relating to the offering. The Company shall also provide the holder with a reasonable number of prospectuses upon request.

               (d) Neither the giving of any notice by any holder nor the making of any request for prospectuses imposes any upon any holder making such request any obligation to sell any Warrant Interest or exercise this Warrant.

     (e) The registration rights set forth in Sections 6.1 and 6.2 of this
                                              ------------     ---
Warrant are exercisable only by Purchaser and its permitted assigns.

               (f) The Company is not required to include in any registration statement any Warrant Interest which could, pursuant to the provisions of Rule 144 of the Securities and Exchange Commission under the 1933 Act, be sold during a period of four months following the date on which registration of such Warrant Interest was requested.

               (g) The Company's agreements with respect to this Warrant or the Warrant Interest in this Section 6 continue in effect regardless of the
                              ---------
     exercise and surrender of this Warrant.

     7.   Listing Rights.  If the Company at any time lists any securities of
          --------------
the same class as those issuable on the exercise of this Warrant on any national securities exchange, the Company will, at its expense, simultaneously list on that exchange, on official notice of issuance on exercise of this Warrant, and maintain such listing of, all shares of the Warrant Interest or other securities from time to time issuable on exercise of this Warrant.

     8.   Repurchase Rights.
          -----------------

          8.1  Call Option.  On or after the earlier of (i) five (5) years from
               -----------
the date hereof or (ii) the date of delivery to the Company of a Demand Notice, provided the sixty (60) day period after the delivery of such Demand Notice in which the Company is entitled to exercise its rights under this Section 8.1 has
                                                                -----------
not passed, if the Warrant Interest has not been sold in a public offering pursuant to a registration statement in accordance with Section 6, the Company
                                                        ---------
is entitled to repurchase the Warrant Interest issued or issuable pursuant to this Warrant at a price equal to the Current Market Value (as defined below) of the Warrant Interest. In order to exercise this call option the Company must give the Purchaser thirty days' notice of its intent to exercise the call option contained in this Section 8.1 and to repurchase the Warrant or Warrant Interest.
                  -----------

          8.2  Put Option.  (i) Upon the occurrence of any event listed in
               ----------
Section 4.13 (c) pursuant to which, following consummation thereof, a Change of
----------------
Control (as such term is defined in the Loan and Security Agreement, dated as of the date hereof, as amended, between Harperprints, Inc. and Purchaser (the "Loan
                                                                            ----
Agreement")) has occurred, (ii) if the Loans (as defined in the Loan Agreement)
---------
are repaid voluntarily other than from the proceeds of an initial public offering of common stock of the Company, or (iii) if an Event of Default (as defined in the Loan Agreement) occurs, if the Warrant Interest has not been sold in a public offering pursuant to a registration statement in accordance with

Section 6, then, Purchaser or any subsequent holder, is entitled to require the
---------
Company to repurchase the Warrant Interest issued or issuable pursuant to this Warrant at a price equal to the Current Market Value of the Warrant Interest (the "Put Price"), provided, however that in no event shall the Put Price be
      ---------    --------  -------
paid until all amounts owing by the Company under that certain Secured Promissory Note executed by the Company and payable to the order of Sirrom Capital Corporation in the original principal amount of $4,300,000, dated June 19, 1997, have been paid. In order to exercise this put option Purchaser must give the Company prior written notice of its intent to exercise the put option contained in this Section 8.2 requiring
                                                        -----------
the Company to repurchase the Warrant or Warrant Interest. Such written notice of its intent to exercise its put option must be given not less than thirty days prior to the exercise date in the case of subsection (iv), and, in case of clause (i), (ii) or (iii), not less than twenty days prior to any event described in clause (i), (ii) or (iii) of this Section 8.2. In the event that
                                               -----------
the Company defaults in its obligation to purchase all or any portion of the Warrant Interest upon exercise of the put option, in addition to any other rights or remedies of the Holder, the unpaid portion of the Put Price will bear interest at the Default Rate (as defined in the Loan Agreement). The Company will, upon the request of the Holder, execute and deliver to the Holder a promissory note in form and substance satisfactory to the Holder evidencing such obligation.

          8.3  Current Market Value.  For the purpose of any calculating the
               --------------------
price for the exercise of the put or call options, the "Current Market Value" of
                                                        --------------------
a Share is deemed to be equal to the highest of (i) a pro rata share of the Company's book value, (ii) a pro rata share of the appraised value of the Company, or (iii) the current market price of the Warrant Interest, in each case determined without discount for any illiquidity, minority interest, call option or otherwise. Current Market Value of Shares (and the Warrant Interest) will be determined on a diluted basis assuming the exercise of all outstanding options and warrants which at the time of valuation are exercisable and permit permitting the holder thereof to purchase Shares and the payment of any exercise price for such options or warrants. The appraised value of the Company will be determined by an investment banking firm or appraiser mutually acceptable to the Purchaser and Company. If the Company and the Purchaser are unable to agree on an investment banking firm or appraiser within ten (10) days after receipt of the appropriate party of the exercise of the call option or the put option, an investment banking firm or appraiser shall be chosen by each of the Purchaser on one hand, and the Company, on the other hand, and such chosen investment banking firms or appraisers shall appoint a third investment banking firm or appraiser to determine the appraised value. The cost of the investment banking firms and/or appraisers shall be borne by the Company. If appropriate, the appraised value of the Company must be determined on the basis of the sale of the Company as a going business in an arms length transaction between a willing buyer and a willing seller, neither of which is acting under compulsion. The current market price of the Warrant Interest at any date is based on the public market for the Shares, if any, and is based on the average of the daily closing prices for a twenty consecutive trading days commencing thirty trading days before such date. The closing price for each day is the last sale price reported or, in case no such reported sale takes place on such day, the average of the reported last bid and asked prices regular way, in either case on the principal national securities exchange on which the Shares are admitted to trading or listed or on the NASDAQ System, or if the primary market for the Shares is not an exchange or quotation system in which last sale transactions are contemporaneously reported, the highest closing or last bona fide bid or asked quotation by disinterested Persons in the over-the-counter market on such trading day as reported by the National Association of Securities Dealers through its Automated Quotation System or its successor or such other generally accepted source of publicly reported bid quotations as the Holders designate.

     9.   Governing Law.  This Warrant must be construed and interpreted in
          -------------
accordance with and is governed in all respects by the laws of the State of New York applicable to agreements executed and to be performed wholly within such State.

     10.  Notices. Except as otherwise provided herein, whenever it is provided
          -------
herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon either of the parties by the other party, or whenever either of the parties desires to give or serve upon the other party any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (i) upon the earlier of actual receipt and three (3) days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (ii) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 10, (iii) one (1)
                                                 ----------
business day after deposit with a reputable overnight courier with all charges prepaid or (iv) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated below or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than the Company or the Purchaser) designated below to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

               (a)  If to the Purchaser, at:

               General Electric Capital Corporation
               Capital Funding, Inc.
               777 Long Ridge Road
               Bldg. B, First Floor
               Stamford, Connecticut  06927
               Attention:  Kim Tanner
               Telecopy No.:  (203) 316-7989

               With copies to:

               General Electric Capital Corporation
               Capital Funding, Inc.
               5400 LBJ Freeway, Suite 1280
               Dallas, Texas 75240
               Attention:  John Hanley
                           Steve Bellah
               Telecopy No.:  (972) 419-3289
               and

               Patton Boggs, L.L.P.
               2200 Ross Avenue, Suite 900
               Dallas, Texas 75201
               Attention:  Larry A. Makel, Esq.
               Telecopy No.: (214) 871-2688

               (b)  If to the Company, at:

               Master Graphics, Inc.
               2500 Lamar Avenue
               Memphis, Tennessee  38114
               Attention:  Mr. John P. Miller
                    Telecopy No.: (901) 743-0612

               and

               Black Bobango & Morgan
               530 Oak Court Drive, Suite 345
               Memphis, Tennessee  38117
               Attention:  Mike Morgan, Esq.
                    Telecopy No.: (901) 683-2553


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers duly authorized as of March __, 1998.

                                        MASTER GRAPHICS, INC.


                                        By: /s/ Lance T. Fair
                                        ------------------------------
                                        Name:  Lance T. Fair
                                        Title: Chief Financial Officer

Purchase Warrant

                              NOTICE OF EXERCISE
                              ------------------


TO:  MASTER GRAPHICS, INC.

     1. The undersigned hereby elects to purchase ________ shares of Common Stock, $.01 par value, of MASTER GRAPHICS, INC. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any, in the amount of $______________.

     2. Please issue a certificate or other confirmation of the shares of common stock in the name of the undersigned or in such other name as is specified below:

          _____________________________________________
                         (Name)


          _____________________________________________

          _____________________________________________

     3. The undersigned represents that the aforesaid shares of common stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares of common stock.






                         ______________________________________________________



                         _____________________________________________________

_________________________________
Date